Exhibit 99.1

Investor Contact:	Lawrence E. Hyatt
(615) 235-4432

Media Contact:	Janella Escobar
(615) 235-4618

CRACKER BARREL REPORTS RESULTS FOR SECOND QUARTER FISCAL 2016

AND INCREASES EARNINGS GUIDANCE FOR FISCAL 2016

Positive Comparable Store Restaurant Sales and Retail Sales in the Quarter

LEBANON, Tenn. – February 23, 2016 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported financial results for the second quarter of fiscal 2016 ended January 29, 2016.

Second Quarter Fiscal 2016 Highlights

•	Compared to the prior year second quarter, comparable store restaurant sales increased 0.6% and comparable store retail sales increased 2.6%.

•	Operating income margin was 9.2% of total revenue compared to GAAP operating income of 9.4% in the prior year quarter, or 9.7% when adjusted to exclude the impact of a litigation accrual. (See non-GAAP reconciliation below.)

•	On a GAAP basis, earnings per diluted share were $2.01 versus $1.96 in the prior fiscal year. Results for the current and prior year fiscal quarters each reflect the retroactive reinstatement of the Work Opportunity Tax Credit (“WOTC”). Adjusting for these WOTC impacts and the prior year litigation accrual, adjusted earnings per diluted share in the current year quarter were $1.91 compared to $1.93 in the prior year quarter.

Commenting on the second quarter results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “We continued to deliver positive comparable store sales in the second quarter, continued to outperform our casual dining industry peers, and delivered earnings at the high end of our expectations. During the second half of the fiscal year, our focus will be on providing honest everyday value to our guests, increasing brand awareness, and bringing new and unique menu items to market. We believe that the strength of our brand, as well as our marketing, menu, and cost reduction initiatives, position us to compete effectively in this challenging environment.”

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Cracker Barrel Reports Second Quarter Results

February 23, 2016

Second Quarter Fiscal 2016 Results

Revenue

The Company reported total revenue of $764.0 million for the second quarter of fiscal 2016, representing an increase of 1.1% over the second quarter of the prior year. Comparable store restaurant sales increased 0.6%, as a 3.4% increase in average check was partially offset by a 2.8% reduction in traffic. The average menu price increase for the quarter was approximately 2.9%. Comparable store retail sales increased 2.6% for the quarter. The Company believes that severe winter weather negatively impacted its comparable store traffic and sales in January by approximately 1.9%, and in the second quarter by approximately 0.6%.

Comparable store restaurant traffic, average check and comparable store restaurant and retail sales for the fiscal months of November, December and January and for the second quarter were as follows:

	November	December	January	Second Quarter
Comparable restaurant traffic	-2.7%	-2.9%	-2.6%	-2.8%
Average check	3.5%	3.5%	2.9%	3.4%
Comparable restaurant sales	0.8%	0.6%	0.3%	0.6%
Comparable retail sales	3.8%	2.5%	1.5%	2.6%

Operating Income

Operating income for the second quarter was $70.5 million, or 9.2% of total revenue. GAAP operating income in the prior year quarter was 9.4% of total revenue, or 9.7% when adjusted to exclude the impact of a litigation accrual. As a percentage of total revenue, increases in other store operating expenses were partially offset by a reduction in labor and related expenses.

Diluted Earnings per Share

On a GAAP basis, earnings per diluted share were $2.01 versus $1.96 in the prior fiscal year. Results for the current and prior year fiscal quarters each reflect the retroactive reinstatement of WOTC. Adjusting for these impacts and the prior year litigation accrual, adjusted earnings per diluted share in the current year quarter were $1.91 compared to $1.93 in the prior year quarter.

Fiscal 2016 Outlook

The Company raised its fiscal year earnings guidance for fiscal 2016 to reflect expected moderation in food commodity prices and the anticipated tax benefit of WOTC. The Company now expects to report adjusted earnings per diluted share for the 2016 fiscal year of between $7.40 and $7.50. The Company

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Cracker Barrel Reports Second Quarter Results

February 23, 2016

expects to report increases in comparable store restaurant sales and comparable store retail sales in the range of 1.5% to 2.5%. The Company expects total revenue of between $2.90 billion and $2.95 billion, reflecting the expected opening of five or six new Cracker Barrel stores during the fiscal year. The Company projects food commodity inflation of approximately 1.0% for the fiscal year. The Company now projects adjusted operating income margin of approximately 9.5% of total revenue for fiscal 2016. The Company expects depreciation expense between $76 million and $77 million; net interest expense between $14 million and $15 million; and capital expenditures of between $90 million and $100 million. The Company expects an effective tax rate for fiscal 2016 of between 30% and 31%.

The Company expects to report earnings per diluted share for the third quarter of fiscal 2016 of between $1.70 and $1.80. The Company reminds investors that its outlook for fiscal 2016 reflects a number of assumptions, many of which are outside the Company’s control.

Fiscal 2016 Second Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public online at investor.crackerbarrel.com on February 23, 2016, beginning at 11:00 a.m. (Eastern Time). An online replay will be available at 2:00 p.m. (Eastern Time) and continue through March 8, 2016.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store provides a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurants serve up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as our signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 635 company-owned locations in 42 states. Every Cracker Barrel store is open seven days a week with hours Sunday through Thursday, 6 a.m. – 10 p.m., and Friday and Saturday, 6 a.m. - 11 p.m. For more information, visit: crackerbarrel.com.

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual

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Cracker Barrel Reports Second Quarter Results

February 23, 2016

performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q2 FY 2016 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our substantial indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America

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Cracker Barrel Reports Second Quarter Results

February 23, 2016

(“GAAP”); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Second Quarter Results

February 23, 2016

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Second Quarter Ended			Six Months Ended
			Percentage			Percentage
	1/29/2016	1/30/2015	Change	1/29/2016	1/30/2015	Change
Total revenue	$764,002	$755,966	1%	$1,466,631	$1,439,394	2%
Cost of goods sold, exclusive of depreciation and rent	264,932	262,155	1	487,905	484,450	1
Labor and other related expenses	251,935	251,674	0	496,257	494,001	0
Other store operating expenses	141,103	133,726	6	276,810	263,898	5

Store operating income	106,032	108,411	(2)	205,659	197,045	4
General and administrative expenses	35,507	37,190	(5)	69,826	70,382	(1)

Operating income	70,525	71,221	(1)	135,833	126,663	7
Interest expense	3,569	4,684	(24)	7,113	9,108	(22)

Pretax income	66,956	66,537	1	128,720	117,555	9
Provision for income taxes	18,714	19,374	(3)	39,613	36,368	9

Net income	$48,242	$47,163	2	$89,107	$81,187	10

Earnings per share – Basic:	$2.02	$1.97	3	$3.72	$3.40	9

Earnings per share – Diluted:	$2.01	$1.96	3	$3.70	$3.38	9

Weighted average shares:
Basic	23,937,812	23,914,797	0	23,947,183	23,888,496	0
Diluted	24,047,042	24,032,389	0	24,060,047	24,016,913	0

Ratio Analysis
Total revenue:
Restaurant	76.0%	76.4%		77.9%	78.1%
Retail	24.0	23.6		22.1	21.9

Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold, exclusive of depreciation and rent	34.7	34.7		33.3	33.7
Labor and other related expenses	33.0	33.3		33.8	34.3
Other store operating expenses	18.4	17.7		18.9	18.3

Store operating income	13.9	14.3		14.0	13.7
General and administrative expenses	4.7	4.9		4.7	4.9

Operating income	9.2	9.4		9.3	8.8
Interest expense	0.5	0.6		0.5	0.6

Pretax income	8.7	8.8		8.8	8.2
Provision for income taxes	2.4	2.6		2.7	2.6

Net income	6.3%	6.2%		6.1%	5.6%

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Cracker Barrel Reports Second Quarter Results

February 23, 2016

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	1/29/2016	1/30/2015
Assets
Cash and cash equivalents	$171,643	$182,609
Accounts receivable	15,900	20,046
Income tax receivable	2,447	0
Inventory	150,959	140,820
Prepaid expenses	18,289	16,676
Deferred income taxes	5,795	6,004
Property and equipment, net	1,048,715	1,040,475
Other long-term assets	63,051	63,848

Total assets	$1,476,799	$1,470,478

Liabilities and Shareholders’ Equity
Accounts payable	$91,474	$82,902
Other current liabilities	234,854	231,818
Long-term debt	400,000	400,000
Interest rate swap liability	15,649	12,957
Other long-term obligations	134,552	127,678
Deferred income taxes	45,401	53,493
Shareholders’ equity, net	554,869	561,630

Total liabilities and shareholders’ equity	$1,476,799	$1,470,478

Common shares issued and outstanding	23,939,248	23,923,881

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Cracker Barrel Reports Second Quarter Results

February 23, 2016

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Six Months Ended
	1/29/2016	1/30/2015
Cash flows from operating activities:
Net income	$89,107	$81,187
Depreciation and amortization	37,783	35,506
Loss on disposition of property and equipment	2,667	3,995
Share-based compensation, net of excess tax benefit	3,007	4,031
Decrease in inventories	2,099	24,606
(Decrease) in accounts payable	(41,643)	(15,575)
Net changes in other assets and liabilities	(7,407)	19,316

Net cash provided by operating activities	85,613	153,066

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(36,797)	(37,647)
Proceeds from sale of property and equipment	472	1,317

Net cash used in investing activities	(36,325)	(36,330)

Cash flows from financing activities:
(Taxes withheld) from exercise of share-based compensation awards, net	(5,343)	(4,420)
Excess tax benefit from share-based compensation	1,948	2,299
Purchases and retirement of common stock	(14,653)	0
Deferred financing costs	0	(3,537)
Dividends on common stock	(125,052)	(47,830)

Net cash used in financing activities	(143,100)	(53,488)

Net (decrease) increase in cash and cash equivalents	(93,812)	63,248
Cash and cash equivalents, beginning of period	265,455	119,361

Cash and cash equivalents, end of period	$171,643	$182,609

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Cracker Barrel Reports Second Quarter Results

February 23, 2016

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	Second Quarter Ended		Six Months Ended
	1/29/2016	1/30/2015	1/29/2016	1/30/2015
Units in operation:
Open at beginning of period	635	633	637	631
Opened (closed) during period	0	1	(2)	3

Open at end of period	635	634	635	634

Total revenue: (In thousands)
Restaurant	$580,918	$577,558	$1,143,197	$1,124,265
Retail	183,084	178,408	323,434	315,129

Total revenue	$764,002	$755,966	$1,466,631	$1,439,394

Cost of goods sold: (In thousands)
Restaurant	$164,776	$163,742	$319,566	$317,160
Retail	100,156	98,413	168,339	167,290

Total cost of goods sold	$264,932	$262,155	$487,905	$484,450

Average unit volume: (In thousands)
Restaurant	$914.9	$911.1	$1,798.0	$1,775.4
Retail	288.3	281.4	508.7	497.7

Total	$1,203.2	$1,192.5	$2,306.7	$2,273.1

Operating weeks:	8,255	8,241	16,531	16,464

	Q2 2016 vs. Q2 2015	6 mo. 2016 vs. 6 mo. 2015
Comparable store sales period to period increase:
Restaurant	0.6%	1.5%
Retail	2.6%	2.5%

Number of locations in comparable store base	625	623

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Cracker Barrel Reports Second Quarter Results

February 23, 2016

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP basis operating

results to adjusted non-GAAP operating results

(Unaudited and in thousands)

In the accompanying press release the Company makes reference to As Adjusted general and administrative expenses, operating income, provision for taxes and net income per share before the impact of the retroactive restatement of the Work Opportunity Tax Credit and the prior year Fair Labor Standards Act litigation. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such, may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for operating income or earnings per share information prepared in accordance with GAAP.

	Second Quarter ended January 29, 2016			Second Quarter ended January 30, 2015
	As Reported	Adjust	As Adjusted	As Reported	Adjust	As Adjusted
		(1)			(1), (2)
Store operating income	$106,032	$—	$106,032	$108,411	$—	$108,411
General and administrative expenses	35,507	—	35,507	37,190	(2,150)	35,040

Operating income	70,525	—	70,525	71,221	2,150	73,371
Interest Expense	3,569	—	3,569	4,684	—	4,684

Pretax income	66,956	—	66,956	66,537	2,150	68,687
Provision for income taxes	18,714	2,292	21,006	19,374	2,984	22,358

Net income	$48,242	$(2,292)	$45,950	$47,163	$(834)	$46,329

Earning per share - Basic	$2.02	$(0.10)	$1.92	$1.97	$(0.03)	$1.94
Earning per share - Diluted	$2.01	$(0.10)	$1.91	$1.96	$(0.03)	$1.93

	Six Months ended January 29, 2016			Six Months ended January 30, 2015
	As Reported	Adjust	As Adjusted	As Reported	Adjust	As Adjusted
		(1)			(1), (2)
Store operating income	$205,659	$—	$205,659	$197,045	$—	$197,045
General and administrative expenses	69,826	—	69,826	70,382	(2,150)	68,232

Operating income	135,833	—	135,833	126,663	2,150	128,813
Interest Expense	7,113	—	7,113	9,108	—	9,108

Pretax income	128,720	—	128,720	117,555	2,150	119,705
Provision for income taxes	39,613	2,292	41,905	36,368	2,984	39,352

Net income	$89,107	$(2,292)	$86,815	$81,187	$(834)	$80,353

Earning per share - Basic	$3.72	$(0.09)	$3.63	$3.40	$(0.04)	$3.36
Earning per share - Diluted	$3.70	$(0.09)	$3.61	$3.38	$(0.03)	$3.35

(1)	Provision for taxes adjusted to exclude $2.3 million in both 2016 and 2015 for the prior year favorable effect of the retroactive reinstatement of the Work Opportunity Tax Credit.
(2)	Accrued liability and tax effects related to the settlement of the Fair Labor Standards Act litigation.

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